SUB-ITEM 77I

         MFS Bond Fund, MFS Limited Maturity Fund, and MFS Research Bond Fund, each a series of MFS Series Trust IX, established new classes of shares, Class 529A, 529B, and 529C shares, as described in the prospectus contained in Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities Exchange Commission on July 30, 2002. Such description is incorporated herein by reference.

         MFS Bond Fund, a series of MFS Series Trust IX, established a new class of shares, Class R shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities Exchange Commission on October 16, 2002. Such description is incorporated herein by reference.

         The Fund intends to launch the new class of shares on or about January 1, 2003, at which time a supplement to the fund's prospectus with be filed with the Securities Exchange Commission.